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                               SECOND AMENDMENT TO
                           WORLD WRESTLING FEDERATION
                                LICENSE AGREEMENT
                            WITH JAKKS PACIFIC, INC.



     Pursuant to Section L(3) of the Standard Terms and Conditions of the above License Agreement dated October 24, 1995, Titan and Licensee agree that said License Agreement shall be and is amended, effective as of January 1, 1997, as follows:

     1. Paragraph 1(c) shall now read: The term "Events" shall mean the professional wrestling exhibitions produced, promoted, and performed by Titan, before a live audience and/or broadcast via pay, cable, or free television.

     2. Paragraph 1(e) shall now read: The term "Licensed Products" shall mean the following items: articulated and non-articulated molded plastic six inch (6") figures, articulated molded plastic three inch (3") figure sets inclusive of wrestling ring, articulated seven inch (7") figure with special features, figure finger rings, and wrestling ring scaled to the figures.

     3. Paragraph 3 shall now read in full: Period of Agreement. The period of this Agreement shall be extended through December 31, 1999.

     4. Paragraph 4(c) shall now read in full: Guaranteed Royalties. If total of all royalties payable to Titan under the foregoing subparagraphs 4(a) and 4(b) is less than the Guaranteed Royalty Amount set forth below, the licensee shall pay Titan, on or before December 31st of each year the difference between the Guaranteed Royalty amount due for each one year period as set forth below and the total of all royalties paid to Titan under subparagraphs 4(a) and 4(b):

        Guaranteed Royalty Amount for the year ending December 31, 1997:
     $666,667 (to be paid in quarterly installments of $166,667.00, commencing March 31, 1997).

        Guaranteed Royalty Amount for the year ending December 31, 1998:
     $666,667 (to be paid in quarterly installments of $166,667.00, commencing March 31, 1998).

        Guaranteed Royalty Amount for the year ending December 31, 1999:
     $666,667 (to be paid in quarterly installments of $166,667.00, commencing March 31, 1999).

        Total Guaranteed Royalty Amount for the period January 1, 1997 to December 31, 1999: US$2,000,000.


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     5. All other provisions of said License Agreement remain unamended and in full force and effect according to their terms.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Amendment to License Agreement as of this 30 day of December, 1996.


                                          Titan Sports, Inc.


Date: January 21, 1997                    By:  /s/ Linda E. McMahon
      ----------------                         ---------------------------------
                                               Co-CEO     (Title)


                                          Jakks Pacific, Inc.


                                          By:  Joel M. Bennett
                                               ---------------------------------
                                               Chief Financial Officer   (Title)